Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated March 27, 2025, which includes an explanatory paragraph relating to SeaStar Medical Holding Corporation’s ability to continue as a going concern, relating to the consolidated financial statements of SeaStar Medical Holding Corporation as of and for the years ended December 31, 2024 and 2023, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey

May 19, 2025